UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2018

CIVISTA BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

OHIO	001-36192	34-1558688
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

100 East Water Street,

P.O. Box 5016, Sandusky, Ohio  44870

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (419) 625-4121

                                    Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

Common Shares

The following is a summary of the material terms of the Company’s common shares.  This summary is not a complete description of the terms of the Company’s common shares and is subject to and qualified in its entirety by reference to the Company’s Amended and Restated Articles of Incorporation, as amended from time to time (the “Articles of Incorporation”), and Amended and Restated Code of Regulations, as amended from time to time, and the Ohio General Corporation Law.

Under the Company’s Articles of Incorporation, we are authorized to issue up to 20,000,000 common shares.  As of May 1, 2018, 10,260,039 common shares were outstanding and 747,964 common shares were held by the Company as treasury shares.

Each common share entitles the holder thereof to share ratably in the Company’s net assets legally available for distribution to shareholders in the event of the Company’s liquidation, dissolution or winding up, after payment in full of all amounts required to be paid to creditors or provision for such payment, subject to the rights of the holders of the Company’s Series B Preferred Shares (the “Series B Preferred Shares”) and any other senior securities the Company may issue from time to time (together with the Series B Preferred Shares, the “Senior Securities”).  With respect to the amounts to be paid upon liquidation, the Company’s Preferred Shares rank senior to the common shares.

Prior to 2000, the Ohio Revised Code provided that, unless the articles of an Ohio corporation state otherwise, the holders of shares of an Ohio corporation have the pre-emptive right, upon the offering or sale for cash of shares of the same class, during a reasonable time and on reasonable terms fixed by the directors, to purchase the shares in proportion to their respective holdings of shares of such class.  The law was amended in 2000 to provide that shareholders of an Ohio corporation do not have pre-emptive rights to acquire a corporation’s unissued shares except to the extent otherwise provided in the corporation’s articles.  However, as amended, the law provides that the provisions, as they existed prior to the effective date of the 2000 amendment, shall continue to apply to any corporation incorporated prior to the effective date of the amendment, until the shareholders of such corporation adopt an amendment to its articles expressly providing otherwise. On November 4, 2015, the shareholders adopted an amendment to Article NINTH of the Articles of Incorporation to eliminate the pre-emptive rights for all holders the Company’s shares, except as may be specifically designated by the Company’s Board of Directors.

As an Ohio corporation, the Company may, in the discretion of the Company’s Board of Directors, generally pay dividends to the Company’s shareholders out of surplus, however created, but must notify the shareholders if a dividend is paid out of capital surplus.  The Company’s ability to obtain funds for the payment of dividends and for other cash requirements largely depends on the amount of dividends that may be declared and paid by the Company’s subsidiaries.  Thus, as a practical matter, any restrictions on the ability of the Company’s subsidiaries, including Civista Bank, to pay dividends will act as restrictions on the amount of funds available for payment of dividends by the Company.

The ability of Civista Bank to pay dividends is subject to limitations under various laws and regulations and to prudent and sound banking principles. Generally, subject to certain minimum capital requirements, Civista Bank may declare a dividend without the approval of the State of Ohio Division of Financial Institutions so long as the total of the dividends in a calendar year does not exceed Civista Bank’s total net income for that year combined with its retained net income for the two preceding years.  The ability of the Company’s subsidiaries to pay dividends to us is also subject to their profitability, financial condition, capital expenditures and other cash flow requirements and contractual obligations.  The dividend rights of holders of the Company’s common shares are also qualified by and subject to the dividend rights of holders of the Company’s Senior Securities.  With respect to the payment of dividends, the Preferred Shares rank senior to the common shares.  Dividends may not be paid on common shares or other capital securities ranking junior to the Preferred Shares for any dividend period for which a dividend has been declared but not paid in full until full dividends have been paid or set apart for payment for the Preferred Shares.

Holders of Common Shares are entitled to one vote per share on all matters submitted to a vote of the shareholders.  Under Ohio law, shareholders have the right to make a request, in accordance with applicable procedures, to cumulate their votes in the election of directors unless a corporation’s articles of incorporation are amended, in accordance with applicable procedures, to eliminate that right.  Cumulative voting allows each shareholder to multiply the number of shares that he or she may be entitled to vote by the total number of Directors to be elected and to cast the entire number of such votes for one candidate or to distribute them among any two or more candidates.  As of the November 4, 2015, the Company amended Article TENTH of the Articles of Incorporation to eliminate cumulative voting in the election of directors for all holders of shares of any class of the Company.

Article SIXTH of the Articles of Incorporation sets forth certain requirements in connection with the approval or authorization of any of the following types of business combinations:

•	any merger or consolidation involving the Company or any subsidiary of the Company;
•	any sale, lease, exchange, transfer or other disposition of all or a substantial part of the assets of the Company or any subsidiary of the Company;
•	any sale, lease, exchange, transfer or other disposition of all or a substantial part of the assets of any entity to the Company or any subsidiary of the Company;
•	any issuance, sale, exchange, transfer or other disposition by the Company or any subsidiary of the Company of any corporation;
•	any recapitalization or reclassification of the Company’s securities or other transaction that would have the effect of increasing the voting power of a “related person” (as defined below);
•	any liquidation, spin-off, split-up or dissolution of the Company; and
•	any agreement, contract or other arrangement providing for any of the foregoing transactions.

For purposes of Article SIXTH, “related person” generally means any person, entity or group, including any affiliate or associate thereof (other than the Company, any wholly-owned subsidiary of the Company, or any trustee of, or fiduciary with respect to, any plan when acting in such capacity) that, at the time any business combination is agreed to, authorized or approved, is the beneficial owner of not less than 10% of the Common Shares entitled to vote on such business combination.

Article SIXTH provides that, when evaluating a business combination or any tender or exchange offer, in addition to the adequacy of the amount to be paid, the Board of Directors of the Company shall consider, without limitation: (i) the social and economic effects of the transaction on the Company and its subsidiaries, employees, customers, creditors and community; (ii) the business and financial conditions and earning prospects of the acquiring person or persons; and (iii) the competence, experience and integrity of the acquiring person or persons and its or their management.

Article SIXTH further provides that the affirmative vote of the holders of not less than 80% of each class of the Company common shares entitled to vote on the transaction shall be required for the approval of any business combination in which a related person has an interest (except proportionately as a shareholder); provided, however, that the 80% voting requirement shall not be applicable if (i) the continuing directors, who at the time constitute at least a majority of the Board of Directors of the Company, have approved the business combination by at least two-thirds vote or (ii) certain conditions relating to the transaction have been satisfied. If the 80% voting requirement is inapplicable, any business combination requiring shareholder approval may be authorized by the affirmative vote of the holders of the Company common shares entitling them to exercise a majority of the voting power of the Company in accordance with Article FIFTH of the Articles of Incorporation.

Article SEVENTH of the Articles of Incorporation provides that no amendment of the Articles of Incorporation shall be effective to amend, alter or repeal any of the provisions of Article SIXTH unless such amendment shall receive the affirmative vote of the holders of not less than 80% of the Company’s common shares entitled to vote thereon; provided, however, that the 80% voting requirement shall not be applicable if such amendment shall have been proposed and authorized by the Board of Directors of the Company by the affirmative vote of at least two-thirds of the continuing directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Civista Bancshares, Inc.

Date: May 23, 2018	/s/ Todd A. Michel
Todd A. Michel,
Senior Vice President & Controller